UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 11, 2009

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

550 Bowie St.

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 12, 2009, Whole Foods Market, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the Securities Purchase Agreement dated November 5, 2008, among the Company, Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Thyme Coinvest, LLC (as added by a joinder agreement dated December 2, 2008). As contemplated by the First Amendment, the Company filed the Articles of Amendment to the Amended and Restated Articles of Incorporation (the “Articles of Amendment”), dated April 12, 2009, to amend and restate the Statement of Designations governing the Series A Preferred Stock.

The Articles of Amendment eliminate the participation feature of the Company’s Series A 8.00% Redeemable Convertible Exchangeable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and provide for the mandatory payment of cash dividends in respect of the Series A Preferred Stock. To the extent the Company fails to pay dividends on the Series A Preferred Stock in cash, an amount equal to 12% of the liquidation preference of each share of the Series A Preferred Stock shall be added to the liquidation preference of such share of Series A Preferred Stock. The Company also has agreed not to restrict, limit, prohibit or prevent its ability to pay dividends in full in cash on the Series A Preferred Stock at any time, except as provided in the Company’s two existing credit facilities, provided that refinancing of such credit facilities is permitted.

For as long as any shares of the Series A Preferred Stock remain outstanding, the First Amendment provides that the Company will not, without the prior written consent of the holders representing at least a majority of the shares of Series A Preferred Stock then outstanding, issue or assume certain types of preferred stock, incur or assume or otherwise become liable for certain types of convertible or exchangeable indebtedness or issue certain other instruments treated as “stock” for purposes of Section 305 of the Internal Revenue Code of 1986, as amended. The Articles of Amendment also restrict the Company’s ability to pay cash dividends on its common stock without the prior written consent of the holders representing at least a majority of the shares of Series A Preferred Stock then outstanding. The Series A Preferred Stock also will receive anti-dilution adjustments for the payment of non-participating cash dividends on the Company’s common stock, par value $0.01.

In addition, on April 11, 2009, the Company’s board of directors approved a new form of indemnification agreement (the “Indemnification Agreement”) for its directors and officers (each, an “Indemnitee”), which will replace the Company’s existing indemnification agreements. Under the Indemnification Agreement, the Company and its significant subsidiaries agree to indemnify the directors and officers against liability arising out of the individual’s performance of his duties as director or officer to such entities. The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and applicable law and indemnifies the directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding, including any action by or in the right of the Company arising out of his service to the Company or to any other entity to which he provides services at the Company’s request. Further, the Company agrees to advance expenses the Indemnitee may spend as a result of any proceeding against him as to which he could be indemnified.

The foregoing descriptions of the Articles of Amendment, the First Amendment and the Indemnification Agreement are a general description only and are qualified in their entirety by reference to the Articles of Amendment, the First Amendment and the form Indemnification Agreement, copies of which are attached hereto as Exhibits 3.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.03.    Material Modification to Rights of Security Holders.

See Item 1.01 herein for information regarding the Articles of Amendment and changes to the rights associated with the Series A Preferred Stock, which information is qualified in its entirety by reference to the Articles of Amendment, the First Amendment and the form Indemnification Agreement, copies of which are attached hereto as Exhibits 3.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01 herein for information regarding the Articles of Amendment and changes to the rights associated with the Series A Preferred Stock, which information is qualified in its entirety by reference to the Articles of Amendment, the First Amendment and the form Indemnification Agreement, copies of which are attached hereto as Exhibits 3.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being filed as part of this report:

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Whole Foods Market, Inc.
10.1	Amendment No. 1 to the Securities Purchase Agreement dated April 12, 2009, among Whole Foods Market, Inc., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Thyme Coinvest, LLC
10.2	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: April 16, 2009	By:	/s/ Roberta Lang
Roberta Lang Global Vice President of Legal Affairs, Secretary and General Counsel

4